                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               SCHEDULE 14A INFORMATION

                     PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant  /X/
    Filed by a Party other than the Registrant  / /
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
           240.14a-12
                              COLONIAL PROPERTIES TRUST
                              -------------------------
                   (Name of Registrant as Specified in Its Charter)

       ------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    /X/  No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:
         ---------------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:
         ---------------------------------------------------------------------
         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         ---------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:
         ---------------------------------------------------------------------
         (5)  Total fee paid:
         ---------------------------------------------------------------------
    / /  Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:
         ---------------------------------------------------------------------
         (2)  Form, Schedule or Registration Statement no.:
         ---------------------------------------------------------------------
         (3)  Filing Party:
         ---------------------------------------------------------------------
         (4)  Date Filed:
         ---------------------------------------------------------------------

                                                                Preliminary Copy



                              COLONIAL PROPERTIES TRUST

                                    ENERGEN PLAZA
                           2101 6TH AVENUE NORTH, SUITE 750
                              BIRMINGHAM, ALABAMA  35203

                                   ----------------

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To be held on October ___, 1997

    You are cordially invited to attend a Special Meeting of Shareholders of Colonial Properties Trust (the "Company") to be held on __________, October ___, 1997, at 10:30 a.m., central daylight savings time, in the auditorium on the lobby (second) floor of the Energen Plaza, 2101 Sixth Avenue North, Birmingham, Alabama 35203, to consider the following proposals:

    1. To approve, for purposes of Section 234 of the Constitution of the State of Alabama and Section 9.1 of Article IX of the Company's Declaration of Trust, proposed amendments to the Company's Declaration of Trust to (i) increase the number of authorized shares from 50,000,000 to 75,000,000, consisting of 65,000,000 common shares of beneficial interest, par value $.01 per share, and 10,000,000 preferred shares of beneficial interest, and (ii) clarify certain shareholder approval requirements applicable to the issuance of preferred shares;

    2. To approve, for purposes of Section 237 of the Constitution of the State of Alabama, the Company's issuance of preferred shares from time to time on terms to be determined by the Board of Trustees prior to each issuance;

    3. To approve, for purposes of Section 234 of the Constitution of the State of Alabama, the Company's issuance of up to $250,000,000 of bonded indebtedness from time to time on terms to be determined by the Board of Trustees prior to each issuance.

    4. To transact such other business as may properly come before such meeting or any adjournments thereof.

    Only shareholders of record at the close of business on September __, 1997 will be entitled to vote at the meeting or any adjournments thereof.

    IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                        BY ORDER OF THE BOARD OF TRUSTEES



                        Douglas B. Nunnelley
                        Secretary

                                                                Preliminary Copy

                               COLONIAL PROPERTIES TRUST

                                    ENERGEN PLAZA
                           2101 6TH AVENUE NORTH, SUITE 750
                              BIRMINGHAM, ALABAMA  35203

                                     -----------

                                   PROXY STATEMENT
                                         FOR
                           SPECIAL MEETING OF SHAREHOLDERS
                           To be held on October ___, 1997

    This Proxy Statement is being furnished to the shareholders of Colonial Properties Trust (the "Company"), an Alabama real estate investment trust, in connection with the solicitation of proxies for use at a Special Meeting of Shareholders (the "Special Meeting") of the Company to be held on _____________, October ___, 1997, at 10:30 a.m., central daylight savings time, for the purposes set forth in the Notice of Special Meeting. This solicitation of proxies is made on behalf of the board of trustees of the Company (the "Board of Trustees").

    At the Special Meeting, and at any adjournments thereof, holders of the Company's common shares of beneficial interest, par value $.01 per share (the "Common Shares"), will be asked (i) to approve, for purposes of Section 234 of the Constitution of the State of Alabama (the "Alabama Constitution") and
Section 9.1 of Article IX of the Company's Declaration of Trust, proposed amendments to the Company's Declaration of Trust to increase the number of authorized shares of the Company from 50,000,000 (which the Declaration of Trust does not currently divide into classes) to 75,000,000, consisting of 65,000,000 Common Shares and 10,000,000 preferred shares of beneficial interest ("Preferred Shares"), and to clarify certain shareholder approval requirements applicable to the issuance of Preferred Shares, (ii) to approve, for purposes of Section 237 of the Alabama Constitution, the Company's issuance of Preferred Shares from time to time on terms to be determined by the Board of Trustees prior to each such issuance and (iii) to approve, for purposes of Section 234 of the Alabama Constitution, the Company's issuance of up to $250,000,000 of bonded indebtedness from time to time on terms to be determined by the Board of Trustees prior to each such issuance. The Board of Trustees recommends that shareholders vote FOR approval of all three of the proposals.

    The cost of preparing, assembling, and mailing the proxy material will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. In addition, the Company has retained ____________________ to assist in the solicitation of proxies for a fee of $______ plus reimbursement of expenses.

    This Proxy Statement and the proxy card are first being mailed to shareholders on or about September __, 1997. The executive offices of the Company are located at Energen Plaza, 2101 6th Avenue North, Suite 750, Birmingham, Alabama 35203.

    IN DETERMINING WHETHER TO APPROVE THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT, SHAREHOLDERS SHOULD

CAREFULLY CONSIDER ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE HEREIN.

                          VOTING REQUIREMENTS AND PROCEDURES

    Holders of record of Common Shares as of the close of business on the record date, September __, 1997, are entitled to receive notice of, and to vote at, the Special Meeting. The Common Shares constitute the only class of securities entitled to vote at the Special Meeting, and each Common Share entitles the holder thereof to one vote. At the close of business on September __, 1997, there were ________ Common Shares issued and outstanding.


    Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted FOR the proposed amendments to the Company's Declaration of Trust, FOR the proposal to authorize the issuance of Preferred Shares from time to time on terms to be determined by the Board of Trustees, and FOR the proposal to authorize the Company's issuance of up to $250,000,000 of bonded indebtedness from time to time on terms to be determined by the Board of Trustees. The Company knows of no business other than that set forth above to be transacted at the Special Meeting. If other matters requiring a vote do arise, the persons named in the proxy will vote in accordance with their judgment on such matters. If the Special Meeting is adjourned for any reason, all proxies will be voted at any subsequent reconvening of the Special Meeting in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore been revoked or withdrawn).

    The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum. Shares represented by proxies that reflect abstentions or broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name because such record holder does not have discretionary authority to vote on the matter) will be counted as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting.

    The affirmative vote of a majority of the outstanding Common Shares entitled to vote thereon is required to approve the proposed amendments to the Declaration of Trust (Proposal 1), the affirmative vote of two-thirds of the outstanding Common Shares entitled to vote thereon is required to authorize the Company's issuance of Preferred Shares from time to time on terms to be determined by the Board of Trustees prior to each such issuance (Proposal 2) and the affirmative vote of a majority of the outstanding Common Shares entitled to vote thereon is required to authorize the Company's issuance of up to $250,000,000 of bonded indebtedness from time to time on terms to be determined by the Board of Trustees prior to each such issuance (Proposal 3). Accordingly, for purposes of determining whether the proposals have obtained the required approval, abstentions and broker non-votes will have the same effect as votes against the proposals.

    The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. However, a shareholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise by (i) filing prior to the Special Meeting a written notice of revocation bearing a later date with the Secretary of the Company, (ii) delivering to the Company a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person.

                 PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                                     (Proposal 1)

    The Board of Trustees has approved, subject to approval by the Company's shareholders, amendments to the Declaration of Trust for the purpose of (i) increasing the number of authorized shares of the Company from 50,000,000 to 75,000,000, consisting of 65,000,000 Common Shares and 10,000,000 Preferred Shares, and (ii) clarifying that any issuance of Preferred Shares authorized by the Board of Trustees must comply with any applicable shareholder approval requirements imposed by the Alabama Constitution. (Proposal 2 and Proposal 3 in this Proxy Statement are being submitted to shareholders for the purpose of complying with certain provisions of the Alabama Constitution.) The text of the proposed amendments to the Declaration of Trust is set forth below.

Text of Proposed Amendments

    The Declaration of Trust is hereby amended by deleting Sections 6.1 and 6.3 of Article VI thereof in their entirety and inserting in lieu thereof the following new Sections 6.1 and 6.3. (Language proposed to be added or substituted has been underlined.)

         SECTION 6.1 Authorized Shares. The beneficial interest in the Trust shall be divided into Shares. The total number of Shares which the Trust is authorized to issue is SEVENTY-FIVE MILLION (75,000,000), CONSISTING OF SIXTY-FIVE MILLION (65,000,000) COMMON SHARES AND TEN MILLION (10,000,000) PREFERRED SHARES. THE TRUST ALSO IS AUTHORIZED TO ISSUE EXCESS SHARES, WHICH SHALL CONSTITUTE A SEPARATE CLASS OF SHARES OF THE TRUST, IN SUCH NUMBER AS IS NECESSARY TO PERMIT THE CONVERSION OF OUTSTANDING SHARES INTO EXCESS SHARES IN ACCORDANCE WITH SECTION 6.7(d) HEREOF. ANY EXCESS SHARES ISSUED WITH RESPECT TO AN OUTSTANDING CLASS OR SERIES OF COMMON SHARES OR PREFERRED SHARES SHALL CONSTITUTE A SEPARATE SERIES OF EXCESS SHARES, WITH THE NUMBER OF PERMITTED SERIES OF EXCESS SHARES EQUALING THE AGGREGATE NUMBER OF CLASSES AND SERIES OF COMMON SHARES AND PREFERRED SHARES OF THE TRUST AT ANY TIME OUTSTANDING. ANY ISSUANCE OF EXCESS SHARES SHALL, FOR SO LONG AS SUCH EXCESS SHARES ARE OUTSTANDING, REDUCE THE NUMBER OF AUTHORIZED SHARES OF THE CLASS OR SERIES SO CONVERTED INTO EXCESS SHARES BY THE NUMBER OF EXCESS SHARES SO ISSUED. Shares may be issued for such consideration as the Trustees determine or, if issued as a result of a Share dividend or Share split, without any consideration, in which case all Shares so issued shall be fully paid and nonassessable.

         SECTION 6.3.  Preferred Shares.   SUBJECT TO ANY SHAREHOLDER APPROVAL
    REQUIRED BY THE CONSTITUTION OF THE STATE OF ALABAMA, the Trustees are hereby expressly granted the authority to authorize from time to time the issuance of one or more series of preferred Shares ("Preferred Shares") and with respect to any such series to fix the numbers, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series. SUBJECT TO ANY SHAREHOLDER APPROVAL REQUIRED BY THE CONSTITUTION OF THE STATE OF ALABAMA, the Trustees may classify or reclassify any unissued Preferred Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitation as to dividends, qualification or terms or conditions of redemption of any such Preferred Shares and in such event, the Trust shall file for record with the judge of probate in the county in which its principal place of business is located articles supplementary in substance and form as prescribed by the Act, including Section 7(b) thereof.

    The Declaration of Trust is hereby further amended by deleting Section 3.2(e) of Article III thereof in its entirety and inserting in lieu thereof the following new Section 3.2(e). (Language proposed to be added has been underlined.)

         (e) Issuance of Securities. Subject to the provisions of Article VI hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Trust, in shares, units or amounts of one or more types, series or classes, of Securities of the Trust, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange, or liquidation rights or other rights as the Trustees may determine, without vote of or other action by the Shareholders EXCEPT AS MAY BE REQUIRED BY THE CONSTITUTION OF THE STATE OF ALABAMA, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Trustees determine; to list any of the Securities of the Trust on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Trust.

Reasons for and Possible Effects of Amendments to Section 6.1

    Section 6.1 of the Declaration of Trust, as presently in effect, provides that the number of shares of all classes that the Company has the authority to issue is 50,000,000. The Declaration of Trust does not divide the authorized shares into Common Shares and Preferred Shares, but instead provides that the Board of Trustees may designate the classes or types of shares (aggregating up to a maximum of 50,000,000 shares) which may be issued by the Company. The Declaration of Trust expressly provides that the Board of Trustees has the authority to authorize the issuance of Common Shares and Preferred Shares, and further provides that any such shares acquired by any person in violation of certain "ownership limits" set forth in the Declaration of Trust will be converted into and exchanged for a class of securities denominated "Excess Shares."

    The proposed amendments to Section 6.1 of the Declaration of Trust will both increase the number of shares the Company is authorized to issue and specify the number of such shares that may be issued as Common Shares and Preferred Shares, respectively. The proposed amendment does not specify a number of authorized Excess Shares, but instead provides that Excess Shares may be issued in such number as is necessary to permit the conversion of outstanding Common Shares or Preferred Shares into Excess Shares in accordance with applicable provisions of the Declaration of Trust. The issuance of Excess Shares would, for so long as such Excess Shares remained outstanding, reduce the number of authorized shares of the class or series that was converted into Excess Shares by the number of Excess Shares so issued.

    The proposed amendments will have the effect of increasing the number of Common Shares authorized for issuance, since the Declaration of Trust currently authorizes the issuance of 50,000,000 shares of all classes (all of which may be issued as Common Shares), and the proposed amendments would increase the number of authorized Common Shares to 65,000,000. The proposed amendments will not increase the number of Preferred Shares authorized for issuance, since all 50,000,000 shares currently authorized for issuance may be issued as Preferred Shares (except to the extent that shares have already been issued as shares of a different class), while the proposed amendments would limit the number of authorized Preferred Shares to 10,000,000.

    The Board of Trustees believes that the proposed increase in the number of authorized shares is consistent with the authorized capitalization of many other real estate investment trusts and other publicly traded companies and is desirable to enhance the Company's flexibility in connection with possible future transactions, such as in connection with employee benefit plans, stock dividends, financings, acquisitions of property by Colonial Realty Limited Partnership (the "Operating Partnership"), of which the Company's wholly owned subsidiary is the general partner and majority limited partner, redemptions of units of limited partnership interest in the Operating Partnership ("Units"), and other general business purposes. The Operating Partnership regularly acquires properties for which it pays all or part of the purchase price by issuing Units, and each Unit is redeemable by its holder for cash equal to the value of a Common Share or, at the Company's election, a Common Share. For the Operating Partnership to maintain the flexibility to issue additional Units in connection with property acquisitions and other transactions, and for the Company to be able to issue Common Shares upon the redemption of outstanding Units, the Company must have a sufficient number of authorized Common Shares. Currently, the Company has [20,920,221] Common Shares outstanding, and has reserved [9,132,768] Common Shares for possible issuance upon redemption of outstanding Units. The Company has no Preferred Shares or Excess Shares outstanding.

    Section 234 of the Alabama Constitution imposes certain limitations on the ability of a corporation organized under Alabama law to increase the number of authorized shares of the corporation without shareholder approval. The Company is organized as a real estate investment trust under the provisions of the Alabama Real Estate Investment Trust Act and does not believe that it is subject to the provisions of the Alabama Constitution governing corporations organized under Alabama law. The Board of Trustees, however, deems it advisable to obtain shareholder approval of an increase in the number of authorized shares of the Company as proposed herein pursuant to the requirements of the Alabama Real Estate Investment Trust Act and for purposes of complying with Section 234 of the Alabama Constitution.

    Having additional authorized Common Shares available for future issuance will give the Company greater flexibility by allowing the additional Common Shares to be issued without the expense and delay of holding a special meeting of shareholders to increase the number of authorized Common Shares at the time of such issuance. If Proposal 2 in this Proxy Statement is approved by the Company's shareholders, the Preferred Shares authorized by the proposed amendments to Section 6.1 also will be available for issuance without the expense and delay of holding a special meeting of shareholders. Elimination of the delay occasioned by the necessity of obtaining shareholder approval will better enable the Company to engage in financing transactions, acquisitions and other transactions which take full advantage of changing market conditions. The Board of Trustees also believes that specifying the number of authorized shares that may be issued as Common Shares and Preferred Shares, respectively, is consistent with the practice of most other publicly traded companies and will provide greater certainty to shareholders and to prospective shareholders regarding the Company's capital structure.

    The proposed amendments to Section 6.1 will increase the number of shares authorized for issuance by the Company but will have no effect upon the terms of the Common Shares or the rights of the holders of such shares. If and when issued, the additional authorized Common Shares will have the same rights and privileges as the Common Shares presently outstanding. The current holders of Common Shares would not have preemptive rights to purchase any of the additional authorized Common Shares (or Preferred Shares).

    For further discussion of the possible effects of approval of Proposal 1, see "Possible Anti-Takeover Effect of Proposals 1 and 2" below.

Reasons for Amendments to Section 3.2(e) and Section 6.3

    The proposed amendments to Section 3.2(e) of Article III and Section 6.3 of
Article VI of the Declaration of Trust merely clarify that any issuance of Preferred Shares designated or authorized for issuance by the Board of Trustees must, if and to the extent necessary to comply with applicable provisions of the Alabama Constitution, be approved by the Company's shareholders. Because the Company and the Board of Trustees must comply with applicable provisions of the Alabama Constitution in all events, the proposed amendment to Section 3.2(e) and
Section 6.3 will not effect a substantive change in the Declaration of Trust.

Current Plans or Arrangements

    The Company is not presently engaged in any negotiations concerning the issuance of any Common Shares, and there are no present arrangements, understandings or plans concerning the issuance of such shares apart from those described in this Proxy Statement. While there are no present arrangements or understandings concerning the issuance of Preferred Shares, the Board of Trustees believes that current market conditions, as well as the Company's current capital structure, may make it desirable for the Company to issue Preferred Shares in the future. Accordingly, if Proposal 2 in this Proxy Statement is approved by shareholders and market conditions remain favorable, it is anticipated that the Board of Trustees will explore the possibility of engaging in a public offering of Preferred Shares on terms to be determined at the time of such offering.

Required Vote

    The affirmative vote of a majority of the outstanding Common Shares is required to approve the proposed amendments to the Company's Declaration of Trust. The Board of Trustees recommends a vote FOR Proposal 1.

                     PROPOSAL TO AUTHORIZE THE BOARD OF TRUSTEES
                      TO AUTHORIZE ISSUANCES OF PREFERRED SHARES
                                     (Proposal 2)

    The Declaration of Trust currently authorizes (and if amended in accordance with Proposal 1 in this Proxy Statement will continue to authorize) the Board of Trustees to authorize from time to time the issuance of one or more series of Preferred Shares and to establish the terms of any such Preferred Shares.
Section 237 of the Alabama Constitution imposes certain limitations on the ability of a corporation organized under Alabama law to issue preferred stock without the consent of the owners of two-thirds of the outstanding stock of the corporation. The Company is organized as a real estate investment trust under the provisions of the Alabama Real Estate Investment Trust Act and does not believe that it is subject to the provisions of the Alabama Constitution governing corporations organized under Alabama law. The Board of Trustees deems it advisable, however, to obtain shareholder approval, in accordance with and for the purpose of complying with Section 237 of the Alabama Constitution, of its authority to authorize the issuance of up to 10,000,000 Preferred Shares and to establish the terms, designations, preferences, limitations and relative rights thereof, subject to the limitations described herein. If the Company's shareholders approve this proposal, the Board of Trustees will have the authority to authorize from time to time the issuance by the Company of Preferred Shares in one or more series, with such designations, preferences, limitations, relative rights and other terms as the Board of Trustees may determine in accordance with the Declaration of Trust and the

Alabama Real Estate Investment Trust Act, without further action by or on the part of the Company's shareholders, subject to the limitations described herein.

    If shareholders approve Proposal 1 in this Proxy Statement, approval of Proposal 2 will permit the Board of Trustees to authorize the issuance from time to time of up to an aggregate of 10,000,000 Preferred Shares. If shareholders do not approve Proposal 1, approval of Proposal 2 will permit the Board of Trustees to authorize the issuance from time to time of up to an aggregate of 50,000,000 Preferred Shares, less the number of Common Shares, Preferred Shares and Excess Shares then outstanding or reserved for issuance.

Scope of the Proposal

    Approval of Proposal 2 will permit the Board of Trustees to authorize from time to time, without further shareholder approval, the issuance by the Company of Preferred Shares and to fix by resolution the following designations, preferences, limitations, relative rights and other terms of the Preferred
Shares: (i) the stated value of the Preferred Shares; (ii) the number of Preferred Shares issuable, the liquidation preference per share and the offering price per share; (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the Preferred Shares; (iv) the date from which dividends on the Preferred Shares will accumulate, if applicable; (v) the procedures for any auction and remarketing, if any, of the Preferred Shares; (vi) the provision for a sinking fund, if any, for the Preferred Shares; (vii) the provision for redemption, if any, of the Preferred Shares; (viii) the terms and conditions upon which the Preferred Shares may be convertible into Common Shares, including the conversion price (or manner of calculation thereof); (ix) the relative ranking and preferences of the Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (x) any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with other Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (xi) any limitations on direct or indirect beneficial ownership of Preferred Shares and restrictions on transfer thereof, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust; (xii) voting rights; and (xiii) any and all other specific terms, preferences, rights, limitations or restrictions.

    Notwithstanding the authority of the Board of Trustees to establish the voting rights of any Preferred Shares issued by the Company, the Board of Trustees will not, without further shareholder approval, be authorized to issue any Preferred Shares that have more than one vote per share (or, in the case of Preferred Shares that are convertible into Common Shares, the equivalent of one vote per Common Share into which such Preferred Shares are convertible). In addition (and without limiting the voting rights described in the preceding sentence), the Board of Trustees will not, without further shareholder approval or except as may be required by law or the rules of the New York Stock Exchange or any stock exchange or other securities market on which any of the Company's shares are listed or traded), have the authority to accord the holders of one or more series of Preferred Shares the right to vote as a separate class or series
(i) in the election of one or more members of the Board of Trustees, other than during such time as the Company may be in arrears in the payment of dividends on such Preferred Shares or otherwise in default in its obligations to such holders, (ii) on any proposed amendment to the Declaration of Trust or By-laws of the Company, except any amendment that would affect the rights, preferences or voting power of the holders of such Preferred Shares, (iii) on any proposed consolidation or merger of the Company with another entity, unless such Preferred Shares will neither remain outstanding after such consolidation or merger nor be converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption identical to those of such Preferred Shares, or (iv) on any proposal to authorize, reclassify, create or increase the authorized amount of any shares of any class, or any security convertible into shares of any class, unless such shares or securities would have rights senior to such Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company.

Reasons for and Possible Effects of the Proposal

    The Board of Trustees believes that approval of Proposal 2 is desirable to enhance the Company's flexibility in raising additional capital. The Company currently has registered for issuance pursuant to an effective shelf registration statement on Form S-3 (the "Shelf Registration") $152,593,750 of securities of the Company, which securities may be issued as Common Shares, Preferred Shares, Common Share warrants, indebtedness of the Company, or a combination thereof. The Company may, if market conditions permit, offer and sell Preferred Shares pursuant to the Shelf Registration in a matter of only a few days. To take advantage of its ability to issue Preferred Shares in this manner, the Board of Trustees must be able to establish the terms of the Preferred Shares, particularly the dividend rate and the offering price, without seeking further shareholder approval. Accordingly, approval of Proposal 2 is necessary to permit the Company to access an important segment of the capital markets, one that already is available to most if not all publicly traded real estate investment trusts organized outside the State of Alabama. For further discussion of the possible effects of approval of Proposal 2, see "Possible Anti-Takeover Effect of Proposals 1 and 2" below.

Current Plans or Arrangements

    The Company currently has no arrangements or understandings concerning the issuance of Preferred Shares. The Board of Trustees believes, however, that current market conditions, as well as the Company's current capital structure, may make it desirable for the Company to issue Preferred Shares in the future. Accordingly, if Proposal 2 is approved and market conditions remain favorable, it is anticipated that the Board of Trustees will explore the possibility of engaging in a public offering of Preferred Shares on terms to be determined by the Board of Trustees at the time of such offering.

Required Vote

    The affirmative vote of two-thirds of the outstanding Common Shares is required to approve the authorization of the Board of Trustees to authorize the issuance by the Company of Preferred Shares. The Board of Trustees recommends a vote FOR Proposal 2.


                  POSSIBLE ANTI-TAKEOVER EFFECT OF PROPOSALS 1 AND 2

    Neither Proposal 1 nor Proposal 2 is designed to have an anti-takeover effect. The Company is unaware of any effort by any person to accumulate Common Shares for the purpose of obtaining control of the Company, and, accordingly, neither proposal is the result of such an effort if one exists. If either proposal is approved, however, the Board of Trustees could issue Common Shares (if Proposal 1 is approved) or Preferred Shares (if Proposal 2 is approved) in a public or private transaction to purchasers who may side with the Board of Trustees in opposing an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means.

    Approval of the proposed increase in authorized shares (Proposal 1), or approval of the Board of Trustees' authority to issue Preferred Shares without further shareholder approval (Proposal 2), could have the effect of discouraging an attempt by any person or entity, through the acquisition of a substantial number of Common Shares or Preferred Shares, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets, or a similar transaction, since the issuance of Common Shares or Preferred Shares could be used to dilute the share ownership or voting power of a takeover bidder. To the extent that potential takeovers are thereby discouraged, shareholders may not have the opportunity to dispose of all or a part of their shares at a price that may be higher than that prevailing in the market. It also is possible, however, that the threat of an issuance of Common Shares or Preferred Shares may have the effect of causing a potential acquiror to increase the price offered to shareholders in a tender or exchange offer.

                     PROPOSAL TO AUTHORIZE THE BOARD OF TRUSTEES
                    TO AUTHORIZE ISSUANCES OF BONDED INDEBTEDNESS
                                     (Proposal 3)

    The Board of Trustees also deems it advisable to obtain shareholder approval of the Company's issuance of bonded indebtedness from to time on terms to be determined by the Board of Trustees prior to each such issuance. Neither the Company's Declaration of Trust nor the Alabama Real Estate Investment Trust Act requires shareholder approval of a real estate investment trust's issuance of bonded indebtedness. Section 234 of the Alabama Constitution, however, provides that no corporation organized under the laws of the State of Alabama may issue "bonded indebtedness" without the consent of the holders of a majority in value of the corporation's outstanding stock. While such a requirement is not unique to the State of Alabama, it does result in the board of directors of an Alabama corporation having less flexibility than that enjoyed by the boards of directors of corporations organized in states such as Delaware, which allow boards of directors to authorize the incurrence of debt without prior shareholder approval. One method of providing greater flexibility to the directors of an Alabama corporation (or the trustees of an Alabama real estate investment trust) is to have the shareholders authorize a substantial amount of bonded indebtedness.

    The Company is organized as a real estate investment trust under the provisions of the Alabama Real Estate Investment Trust Act and does not believe that it is subject to the provisions of the Alabama Constitution governing corporations organized under Alabama law. The Board of Trustees, however, deems it advisable to obtain shareholder approval, in accordance with and for the purpose of complying with Section 234 of the Alabama Constitution, of the Company's issuance of bonded indebtedness of up to $250,000,000 aggregate principal amount and to establish the terms of such bonded indebtedness. For purposes of this proposal, "bonded indebtedness" means any form of indebtedness or other obligation that constitutes bonded indebtedness within the meaning of
Section 234 of the Alabama Constitution.

    If the Company's shareholders approve this proposal, the Board of Trustees will have the authority to authorize from time to time the issuance by the Company of up to $250,000,000 principal amount of bonded indebtedness in one or more series, on such terms as the Board of Trustees may determine, without further action by or on the part of the Company's shareholders.

Scope of the Proposal

    Approval of Proposal 3 will permit the Board of Trustees to authorize from time to time, without further shareholder approval, the issuance or incurrence by the Company of up to $250,000,000 in principal amount of bonded indebtedness, and to fix by resolution the following terms and conditions of any bonded indebtedness so issued:

    (i) The title of such bonded indebtedness and whether such bonded indebtedness will be senior or subordinated to other indebtedness of the Company;

    (ii) The aggregate principal amount of such bonded indebtedness and any limit on such aggregate principal amount;

    (iii) The percentage of the principal at which such bonded indebtedness will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

    (iv) If convertible in whole or in part into Common Shares or Preferred Shares, the terms on which such bonded indebtedness will be convertible, including the initial conversion price or rate (or method for determining the same), the portion that will be convertible and the conversion period, and any applicable limitations on the ownership or transferability of the Common Shares or Preferred Shares receivable on conversion;

    (v) The date or dates, or the method for determining such date or dates, on which the principal of such bonded indebtedness will be payable;

    (vi) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such bonded indebtedness will bear interest, if any;

    (vii) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;


  (viii) The place or places where the principal of (and premium, if any) and interest, if any, on such bonded indebtedness will be payable, where such bonded indebtedness may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such bonded indebtedness may be served;

    (ix) The period or periods within which, the price or prices at which and the other terms and conditions upon which such bonded indebtedness may be redeemed, in whole or in part, at the option of the Company, if the Company is to have such an option:

    (x) The obligation, if any, of the Company to redeem, repay or purchase such bonded indebtedness pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which or the date and dates on which, the price or prices at which and the other terms and conditions upon which such bonded indebtedness will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

    (xi) The currency or currencies in which such bonded indebtedness will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

   (xii) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such bonded indebtedness may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

  (xiii) The terms of such bonded indebtedness with respect to events of default or covenants to be set forth in the applicable indenture;

   (xiv) Whether such bonded indebtedness will be issued in certificate or book-entry form;

    (xv) Whether such bonded indebtedness will be in registered or bearer form and the denominations thereof;

   (xvi) Whether and under what circumstances the Company will pay any additional amounts on such bonded indebtedness in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such bonded indebtedness in lieu of making such payment; and

  (xvii) Any and all other terms of such bonded indebtedness.

Reasons for and Possible Effects of the Proposal

    The Board of Trustees believes that approval of Proposal 3 is desirable to enhance the Company's flexibility in raising additional capital. The Board of Trustees may from time to time, depending upon market conditions and other factors, determine that the issuance by the Company of bonded indebtedness in public offerings, private placements, acquisitions or other transactions will best accomplish the Company objectives for raising additional capital or acquiring assets on favorable terms. To be able to respond promptly to the Company's business needs and market forces, the Board of Trustees must be able to establish the terms of bonded indebtedness, particularly the interest rate and maturity, without seeking further shareholder approval.

    The Company currently has registered for issuance under the Shelf Registration $152,593,750 of securities of the Company, which securities may be issued as Common Shares, Preferred Shares, Common Share warrants, indebtedness of the Company (which may, for purposes of the Alabama Constitution, constitute "bonded indebtedness") or a combination thereof. Upon approval of Proposal 3, the Company will be authorized to issue bonded indebtedness (up to the registered amount) pursuant to the Shelf Registration. The amount of any bonded indebtedness actually issued pursuant to the Shelf Registration or otherwise, and the timing of any such issuance, will be determined by the Board of Trustees in its discretion.

Current Plans or Arrangements

    The Company currently has no arrangements, understandings or plans concerning the issuance of bonded indebtedness.

Required Vote

    The affirmative vote of a majority of the outstanding Common Shares is required to authorize the issuance by the Company from time to time of up to $250,000,000 in principal amount of bonded indebtedness. The Board of Trustees recommends a vote FOR Proposal 3.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth information regarding the beneficial ownership of Common Shares as of July 31, 1997 for (1) each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Shares, (2) each trustee of the Company and each of the chief executive officer and the four other most highly compensated executive officers of the Company based on 1996 compensation, and (3) the trustees and executive officers of the Company as a group. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. References in the table to "Units" are to units of limited partnership interest in the Operating Partnership. Units owned by a person named in the table are included in the "Number of Common Shares" column because such Units are redeemable, at the option of the holder, for cash equal to the value of an equal number of Common Shares or, at the election of the Company, for an equal number of Common Shares. Because of limitations on ownership of Common Shares imposed by the Declaration of Trust, none of the three Lowders, Mr. Johnson, or Mr. Ripps could in fact redeem all of his Units for Common Shares without divesting a substantial number of Common Shares in connection with the redemption. The extent to which a person holds Units as opposed to Common Shares is set forth in the footnotes.


                                                           Percent of
                             Number of      Percent of       Common
Name and Business Address     Common          Common         Shares
of Beneficial Owner           Shares        Shares (1)     and Units(2)
-------------------------    ---------      ----------     ------------
Thomas H. Lowder             3,170,620 (3)       13.3%          10.5%
Energen Plaza, Suite 750
2101 Sixth Avenue North
Birmingham, Alabama 35203

James K. Lowder              3,151,938 (4)       13.3%          10.5%
2000 Interstate Parkway
Suite 400
Montgomery, Alabama 36104

Robert E. Lowder             1,848,161 (5)        8.2%           6.1%
One Commerce Street
Montgomery, Alabama 36104

Cohen & Steers Capital       2,486,700 (6)       11.9%           8.3%
 Management, Inc.
757 Third Avenue
New York, New York 10017

Wellington Management        1,732,600 (7)        8.3%           5.8%
 Company L.L.P.
75 State Street
Boston, Massachusetts 02109

Carl F. Bailey                  20,000 (8)         *              *

M. Miller Gorrie               135,747 (16)        *              *

William M. Johnson             540,235 (9)        2.5%           1.8%

Herbert A. Meisler             526,934 (10)       2.5%           1.8%

Claude B. Nielsen               11,000 (8)         *              *

Harold W. Ripps              1,914,380 (11)      8.4%           6.4%

Donald T. Senterfitt            11,000 (8)        *              *

Howard B. Nelson, Jr.           22,712 (12)       *              *

John N. Hughey                   9,021 (12)       *              *

Charles A. McGehee              17,342 (12)       *              *

John L. Moss                    14,677 (12)       *              *

All executive officers
    and trustees as a group
    (17 persons)             7,042,847 (13)     25.7%(14)      23.4%(15)

------------------
*   Less than 1%

(1) For purposes of this calculation, the number of Common Shares deemed outstanding includes 20,920,221 Common Shares outstanding and the number of Common Shares issuable to the named person(s) upon redemption of Units or upon the exercise of options exercisable within 60 days.

(2) For purposes of this calculation, the number of Common Shares and Units deemed outstanding includes 20,920,221 Common Shares currently outstanding, 9,132,768 Units currently outstanding (excluding Units held by the Company), and the number of Common Shares issuable to the named person(s) upon the exercise of options exercisable within 60 days.

(3) Includes 339,077 Common Shares and 2,831,543 Units. The total includes 67,731 shares owned by Thomas Lowder, 175,296 shares owned by Colonial Commercial Investments, Inc. ("CCI"), a corporation owned equally by Thomas and James Lowder, 61,574 shares owned by Equity Partners Joint Venture ("EPJV"), a general partnership of which Thomas, James and Robert Lowder are the sole general partners, 7,919 shares owned pursuant to the Company's 401(k) plan and 26,557 shares subject to options exercisable within 60 days. In addition, the total includes 532,800 Units owned by Thomas Lowder, 1,285,572 Units owned by CCI, 1,012,976 Units owned by EPJV and 195 Units held in trust for the benefit of Thomas Lowder's children. Shares and Units owned by CCI are reported twice in this table, once as beneficially owned by Thomas Lowder and again as beneficially owned by James Lowder. Shares and Units owned by EPJV are reported three times in this table, as beneficially owned by each of the Lowder brothers.

(4) Includes 320,395 Common Shares and 2,831,543 Units. The total includes 64,020 shares owned by James Lowder, 175,296 shares owned by CCI, 61,574 shares owned by EPJV, 9,505 shares owned pursuant to the Company's 401(k) plan and 10,000 shares subject to options exercisable within 60 days. In addition, the total includes 532,800 Units owned by James Lowder, 1,285,572 Units owned by CCI , 1,012,976 Units owned by EPJV and 195 Units held in trust for the benefit of James Lowder's children.

(5) Includes 97,789 Common Shares and 1,750,372 Units. The total includes 61,574 shares owned by EPJV, 31,215 shares owned by CBC Realty, Inc. ("CBC"), a corporation wholly owned by Robert Lowder, and 5,000 shares subject to options exercisable within 60 days. In addition, the total includes 523,546 Units owned by Robert Lowder, 1,012,976 Units owned by EPJV, 213,655 Units owned by CBC and 195 Units held in trust for the benefit of Robert Lowder's children.

(6) Based on a Schedule 13G dated February 3, 1997 and filed with the SEC, reflecting beneficial ownership as of December 31, 1996. According to the
    Schedule 13G, these shares are held for the benefit of client accounts pursuant to investment advisory arrangements. According to the Schedule 13G, sole voting power exists for 2,170,900 of the 2,486,700 Common Shares. The Company believes that the ownership of these shares does not exceed the ownership limit established by the Company's Declaration of Trust.

(7) Based on a Schedule 13G dated January 24, 1997 and filed with the SEC, reflecting beneficial ownership as of December 31, 1996. According to the
    Schedule 13G, these shares are held for the benefit of client accounts pursuant to investment advisory arrangements. In addition, according to the Schedule 13G, Wellington Management Company has shared voting power with respect to 434,000 of these Common Shares and shared dispositive power with respect to 1,732,600 of these Common Shares. The Company believes that the ownership of these shares does not exceed the ownership limit established by the Company's Declaration of Trust.

(8)  Includes 10,000 shares subject to options exercisable within 60 days.

(9) Includes 534,832 Units owned by Mr. Johnson and 5,403 Units owned by his wife. The Units beneficially owned by Mr. Johnson do not become redeemable under the Operating Partnership's partnership agreement until July 31, 1998, and may be subject to contractual restrictions on redemption for up to two years after that date.

(10) Includes 526,934 Units owned by Mr. Meisler and BerFan Company, a partnership of which Mr. Meisler and his wife are the sole general partners.

(11) Includes 6,000 shares and 1,908,380 Units owned by Mr. Ripps.

(12) Includes, for Messrs. Nelson, Hughey, McGehee and Moss, respectively, 3,813, 383, 5,371 and 5,025 shares held pursuant to the Company's 401(k) plan and 10,593, 6,103, 6,977 and 7,147 shares subject to options exercisable within 60 days. Mr. Nelson's holdings also include 369 Units.

(13) Includes 594,135 Common Shares, 6,340,825 Units and 107,887 Common Shares subject to options exercisable within 60 days. Shares and Units held by CCI and EPJV have been counted only once for this purpose.

(14) For purposes of this calculation, the number of Common Shares deemed outstanding includes 20,920,221 Common Shares currently outstanding, 6,340,825 Units reported as beneficially owned by Thomas H. Lowder, James K. Lowder, Mr. Ripps, Mr. Meisler, Mr. Gorrie, Mr. Johnson, and Mr. Nelson and 107,887 Common Shares subject to options exercisable within 60 days.

(15) For purposes of this calculation, the number of Common Shares and Units deemed outstanding is described in note 2 to this table and includes 107,887 Common Shares subject to options exercisable within 60 days.

(16) Includes 135,378 shares owned by Mr. Gorrie and 369 Units owned by B & G Properties, a general partnership in which Mr. Gorrie owns an 80% interest.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company hereby incorporates by reference into this Proxy Statement the following documents: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Company's Forms 10-Q for the quarters ended March 31, and June 30, 1997, and (iii) the Company's Current Report on Form 8-K filed on July 21, 1997.

    The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of such person and by first class mail within one business of receipt of such request, a copy of any and all of the documents referred to above which may have been or may be incorporated by reference in this Proxy Statement. Such written or oral request should be directed to Colonial Properties Trust, 2101 Sixth Avenue North, Birmingham, Alabama 35203, Attention: Secretary.

                    SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Proposals of shareholders to be presented at the 1998 Annual Meeting must be received by the Secretary of the Company prior to December 1, 1997 to be considered for inclusion in the Company's proxy material for the 1998 Annual Meeting of Shareholders. In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or submit any other matter to a vote at a meeting of shareholders (other than a shareholder proposal included in the Company's proxy materials pursuant to SEC Rule 14a-8) must comply with the advance notice provisions and other requirements of Article II, Section 12 of the Company's By-laws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of the Company upon request.


                                    OTHER MATTERS

    The Company knows of no other matters to be presented for consideration at the Special Meeting. However, if any other matters properly come before the Special Meeting, it is the intention of the persons named in proxies returned to the Company to vote such proxies in accordance with their judgment on such matters.
                        BY ORDER OF THE BOARD OF TRUSTEES



                        Douglas B. Nunnelley
                        Secretary

                                                                Preliminary Copy
                                   REVOCABLE PROXY
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
                              COLONIAL PROPERTIES TRUST

    The undersigned shareholder of Colonial Properties Trust (the "Company") hereby appoints Howard B. Nelson, Jr. and Douglas B. Nunnelley, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at a Special Meeting of Shareholders (the "Special Meeting") to be held on _____________, October ___, 1997, at 10:30 a.m., central daylight savings time, in the auditorium on the lobby (second) floor of the Energen Plaza, 2101 Sixth Avenue North, Birmingham, Alabama 35203, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

    This proxy will be voted as directed by the undersigned shareholder.
UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE NAMED PROXIES AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE


/X/   Please mark
      votes as in
      this example



1.  To approve proposed amendments to the Company's Declaration of Trust to            For  Against  Abstain
    (i) increase the number of authorized shares from 50,000,000 to 75,000,000,        / /    / /      / /
    consisting of 65,000,000 common shares and 10,000,000 preferred shares, and
    (ii) clarify certain shareholder approval requirements applicable to the issuance of preferred shares.

2.  To approve, for purposes of Section 237 of the Alabama Constitution, the           For  Against  Abstain
    Company's issuance of preferred shares from time to time on terms to be            / /    / /      / /
    determined by the Board of Trustees prior to each issuance.


3.  To approve, for purposes of Section 234 of the Alabama Constitution, the           For  Against  Abstain
    Company's issuance of up to $250,000,000 of bonded indebtedness from time          / /    / /      / /
    to time on terms to be determined by the Board of Trustees prior to each issuance.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

MARK HERE
FOR ADDRESS
CHANGE AND
NOTE AT LEFT
                             Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary should sign and indicate his or her title. Only one signature is required in the case of stock ownership in the name of two or more persons.


If you receive more than          Signature: ______________________  Date ______
one proxy card, please
sign and return all cards         Signature: ______________________  Date ______
in the accompanying envelope.